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                                                                   EXHIBIT 10(a)

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made as of August 7, 2000 (the "Agreement") by and between ARMSTRONG HOLDINGS, INC., a Pennsylvania corporation (the "Company"), and MICHAEL D. LOCKHART (the "Executive");

                                   WITNESSETH:

     WHEREAS, the Company desires to employ the Executive and the Executive desires to become an employee of the Company on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   DEFINED TERMS.
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     The definitions of capitalized terms used in this Agreement, unless otherwise defined herein, are provided in the last Section hereof.

     2.   EMPLOYMENT.
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     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company and its subsidiaries and affiliates, on the terms and conditions set forth herein, during the Term of this Agreement.

     3.   TERM OF AGREEMENT.
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     The Term will commence on the date first above written (the "Effective
Date") and shall continue until the third anniversary of the Effective Date; provided, that, the Term of this Agreement shall automatically be extended for one (1) additional year on such third anniversary date and each succeeding anniversary date unless the Company shall have given written notice to the Executive at least 180 days prior to the third anniversary date or any succeeding anniversary date thereafter to the effect that the Term of this Agreement shall not be extended. Notwithstanding anything in this Agreement to the contrary, the Company may terminate this Agreement in the event of Executive's Disability; provided, that any such termination shall not, by itself, terminate the Executive's employment with the Company.

     4.   POSITION AND DUTIES.
          -------------------

     During the Term of this Agreement, the Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company and as a member of the Board and shall also serve in any other executive officer position of the Company and its subsidiaries and affiliates as the Board may reasonably request. The Executive shall be the chief executive officer of the Company and shall have such duties and responsibilities as are customary for the Executive's


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position and such other duties not inconsistent therewith as the Board may reasonably assign from time to time. During the Term of this Agreement, excluding any periods of vacation and sick leave to which the Executive is entitled under the Company's policies and practices (as the same may be increased in the future), the Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and its subsidiaries and affiliates and shall diligently and faithfully perform his duties to the best of his ability; provided, however, that the Executive may engage in activities relating to personal matters (including personal financial matters) and in such corporate, industry, civic and charitable activities, including membership on corporate and charitable boards of directors or trustees of non-affiliated companies and organizations, so long as such service does not substantially interfere with the performance of his duties hereunder or violate his obligations under Section 10 hereof.

     5.   COMPENSATION AND RELATED MATTERS.
          --------------------------------

     5.1  HIRING COMPENSATION.
          -------------------

          (a) On the Effective Date, the Company shall pay to the Executive a cash signing bonus of $5,000,000.

          (b) As of the Effective Date, the Company shall award the Executive 150,000 shares of restricted Common Stock under the Company's Stock Award Plan, which shares of restricted Common Stock shall vest and shall become free of restrictions in equal annual installments on the first, second and third anniversary of the Effective Date and the Executive shall have the opportunity to make a voluntary deferral election prior to the lapse of the restrictions on such restricted Common Stock. Notwithstanding anything in the Company's Stock Award Plan to the contrary, the Executive shall be entitled to receive any cash dividends paid on the shares of restricted Common Stock. At the Executive's election, the Executive will either pay the Company an amount of cash or authorize the Company to withhold shares from any shares of Common Stock which vest and become free of restrictions, in order to permit the Company to satisfy its tax withholding obligations with respect to such shares.

          (c) The Company shall grant the Executive stock options for 300,000 shares of Common Stock under the Company's Long-Term Incentive Plan, which options shall be granted as follows: (i) 100,000 options on the Effective Date,
(ii) 100,000 options on the four month anniversary of the Effective Date and
(iii) 100,000 options on the eight month anniversary of the Effective Date. Such stock options shall have an exercise price equal to the fair market value of the Common Stock on the date of grant. Each such stock option shall vest in equal annual installments over a term of three years from the date of grant and will have a ten year term. Notwithstanding anything in the Company's Long-Term Incentive Plan to the contrary, in the event of the termination of the Executive's employment, vested options shall be exercisable as follows: (A) in the event of the Executive's death or disability (as defined for purposes of the Company's Long-Term Incentive Plan), for a period equal to the remaining Term under this Agreement, (B) in the event of the Executive's retirement which is approved by the Board, for the remaining Term of this Agreement, (C) in the event of the termination of the Executive's employment by the Executive for Good Reason or by the Company without Cause, for the remaining Term of this Agreement, (D) in the event of a termination of the Executive's

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employment by the Executive other than for Good Reason, for the three (3) months after the Date of Termination, and (E) in the event of the termination of the Executive for Cause, the stock options shall not be exercisable and shall be forfeited, and the agreement evidencing the grant shall so provide.

     (d) The Company will hold the Executive harmless against any and all losses that he may directly or indirectly incur as a result of (i) any third party claims brought against the Executive (other than by any taxing authority) with respect to the Company's performance of, or (ii) the Company's failure to perform any commitment made to the Executive in, this Section 5.

     5.2 BASE SALARY. The Company shall pay, or cause to be paid, to the
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Executive an annual base salary ("Base Salary") during the Term of this
Agreement which shall be at an initial rate of not less than $800,000 per year. The Base Salary shall be paid in accordance with the Company's payroll practices for its senior officers, but not less frequently than monthly, in arrears. For purposes of this Agreement, "Base Salary" shall include any increases in Base Salary during the Term of this Agreement. The Base Salary in effect from time to time shall not be decreased during the Term of this Agreement except in connection with across-the-board salary reductions similarly affecting all senior officers of the Company and all senior officers of any person in control of the Company which have been agreed to by the Executive. Compensation of the Executive by Base Salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The Base Salary payments (including any increased Base Salary payments) shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Salary.

     5.3 BENEFIT PLANS. During the Term, the Executive and his eligible
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dependents shall be entitled to participate in and receive benefits under all
"employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA")), and employee benefit arrangements in which senior officers of the Company generally participate, including without limitation, (i) all savings, deferred compensation, profit sharing and retirement plans, practices, policies and programs and (ii) all welfare benefit plans, practices, policies and programs (including all medical, prescription, dental, disability, employee life insurance, group life insurance, group hospitalization, health, accidental death and travel accident insurance plans and programs) as are made generally available to senior officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, practices, policies and programs, including provisions which permit such plans, practices, policies and programs to be modified or terminated, provided, that if the Company reduces the benefits provided under or terminates any such employee benefit plan, practice, policy or program in which the Executive participates, the Company shall offer to the Executive participation in another plan or program that provides the Executive with benefits at least comparable to those that were reduced or eliminated, and provided, further, that all eligibility requirements under any such plan, practice, policy or program shall be waived. The Executive shall not be entitled to credit for service at any prior employer for purposes of the level of benefits to which the Executive is entitled under any such plan, practice, policy or program. The Executive's participation in such employee benefit plans,

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practices, policies and programs shall be at a level appropriate for the
Executive's position. Such employee benefit plans, practices, policies and programs, shall include, without limitation, the plans, programs, policies and practices in which the senior officers of the Company generally participate on the date of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the Company's Retirement Income Plan or in the Company's Retirement Benefit Equity Plan, the Executive shall be credited with that amount of service equal to two times the service with which he would otherwise be credited for purposes of determining his retirement benefits under the Retirement Income Plan. To the extent that the Executive's retirement benefits as so determined are not payable under the Retirement Income Plan, they shall be paid by the Company under the Retirement Benefit Equity Plan or otherwise.

     5.4  INCENTIVE COMPENSATION.
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          (a) During the Term of this Agreement, the Executive shall be entitled to participate in and receive benefits under all annual incentive (bonus) plans and long-term incentive compensation plans in which other senior officers of the Company generally participate, including all restricted share, performance restricted share and stock option plans of the Company. The Executive's participation in such incentive plans shall be at a level appropriate for the Executive's position. Except as otherwise provided in this Agreement, such incentive compensation shall be subject to and on a basis consistent with the terms, conditions and overall administration of such plans, including provisions which permit such plans to be modified or terminated, provided, that if the Company reduces the incentive compensation opportunities provided under or terminates any such plan in which the Executive participates, the Company shall offer to the Executive participation in another plan that provides the Executive with an incentive compensation opportunity at least comparable to that which was reduced or eliminated. The target performance measures under the Company's annual incentive program for each year shall be based on a reasonably achievable level of net income, Economic Value Added or other performance measures established by the Management Development and Compensation Committee of the Board, adjusted for extraordinary events.

          (b) Without limiting the generality of the foregoing Section 5.4(a),
(i) during the Term of this Agreement, the Company shall provide the Executive with an annual cash incentive opportunity which at target performance levels is at least equal to 125% of the Executive's Base Salary, provided, however, that the minimum cash incentive award payable to the Executive for the remainder of calendar year 2000 shall not be less than a pro rata portion of $1,000,000, based on the period from the Effective Date to December 31, 2000; and (ii) beginning in March 2001, the Company shall provide the Executive with annual long-term incentive awards under the Company's stock incentive plan or plans then in effect and available for the issuance of long-term incentive awards to senior officers of the Company generally, consisting of approximately 40% stock options and 60% three-year performance restricted share grants (based on the present value of the awards), with an aggregate present value on the date of grant at least equal to 150% of Executive's target annual cash compensation for the year, which is the sum of the Executive's Base Salary and annual incentive opportunity at target performance levels. For purposes of the preceding sentence, the present value of the awards shall be determined applying reasonable Black Scholes assumptions in the case of stock options and using the market value of the Common Stock on the date of grant in the case of restricted stock.

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     5.5 OTHER BENEFITS. The Executive shall participate on the same terms and
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conditions as all other senior officers of the Company in all other benefit plans, programs, or arrangements as may be now or hereafter sponsored or maintained for senior officers of the Company generally and shall participate on the same terms and conditions as other senior officers generally participate.

     5.6 FRINGE BENEFITS. During the Term of this Agreement, the Executive shall
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be entitled to receive all perquisites and fringe benefits which the Company makes available to senior officers of the Company generally. Without limiting the generality of the foregoing, the Executive shall be entitled to (i) the reasonable use of the Company's aircraft for personal use, provided such aircraft is available, and (ii) the reimbursement of all reasonable and documented expenses of relocating his home to Lancaster, Pennsylvania, and in each case, the Company shall pay to the Executive, promptly upon receipt of a certification from the Executive's tax preparer, a "gross up" payment in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes imposed upon such gross-up payment, the Executive retains an amount of such gross-up payment equal to the income tax imposed with respect to such benefits.

     5.7 EXPENSES. During the Term of this Agreement, the Executive is
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authorized to incur, and shall be reimbursed by the Company for all reasonable and customary business-related expenses, including travel, entertainment, gifts and similar items, incurred by the Executive in connection with his employment hereunder.

     5.8 WORKING FACILITIES. During the Term of this Agreement, the Company
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shall furnish the Executive with offices and working facilities in the Company's principal executive offices and shall provide secretarial and other assistance suitable to Executive's position and adequate for the performance of his duties hereunder.

     5.9 VACATION. During the Term of this Agreement, the Executive shall be
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entitled to vacation in accordance with the Company's current policies and practices, provided that the Executive shall be entitled to not less than five
(5) weeks of vacation during each year of this Agreement, or such greater period as the Board shall approve, without reduction in salary or other benefits.

     5.10 ANNUAL REVIEW. During the Term of this Agreement, the Board (or the
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Management Development and Compensation Committee of the Board) shall in good faith review the Executive's total compensation package (including but not limited to the Base Salary provided for in Section 5.2, the benefit plans provided for in Section 5.3 and the short and long-term incentive compensation opportunity provided for in Section 5.4) at least annually for possible increase, taking into account, among other things, (i) the performance of the Executive, (ii) the performance of the Company, and (iii) the overall compensation of executives in similar positions at comparable companies.

     6.   COMPENSATION IN THE EVENT OF EXECUTIVE'S DISABILITY.
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     During the Term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties hereunder as a result of incapacity due to physical or mental

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illness, the Company shall pay, or cause to be paid, to the Executive his Base
Salary at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company for the benefit of the Executive during such period, until this Agreement is terminated by the Company for Disability; provided, however, that such payments shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company, which amounts were not previously applied to reduce any such payment.

     7.   TERMINATION COMPENSATION AND BENEFITS.
          -------------------------------------

     7.1 If the Executive's employment is terminated for any reason during the Term of this Agreement, the Company shall pay to the Executive (or in accordance with Section 11.2 in the event of the Executive's death), (i) the Executive's Base Salary through the Date of Termination at the rate in effect immediately prior to the time the Notice of Termination is given, (ii) all compensation and benefits (other than severance compensation and benefits) payable to the Executive through the Date of Termination or thereafter under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, including any short-term or long-term incentive compensation to which the Executive is entitled, by virtue of previous awards, in accordance with the terms of the plans in which Executive participates, and (iii) any unreimbursed expenses payable pursuant to Section 5.7 of the Agreement that were incurred before the Date of Termination.

     7.2 In the event the Executive's employment is terminated prior to the third anniversary of the Effective Date by the Executive for Good Reason or by the Company for any reason other than Cause, death of the Executive or Disability, the Company shall (i) pay the Executive, in addition to amounts payable under Section 7.1 and 7.5, a lump sum cash payment to be made within thirty (30) days after the Date of Termination equal to the product of (A) the sum of (w) the higher of the Base Salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Base Salary in effect immediately prior to the date of the Notice of Termination plus (x) the higher of the annual cash incentive award that may be earned by the Executive if target performance levels are achieved in the year in which the Date of Termination occurs or the highest annual incentive award that was actually paid by the Company to the Executive for any year in the three preceding years, times (B) the greater of (y) two or (z) the number of years and fraction thereof remaining in the Term of this Agreement from the Date of Termination; and (ii) continue the benefits provided for in Section 5.3 of this Agreement for a period equal to the greater of (A) two years, or (B) the remaining Term of this Agreement, provided that such benefits shall be discontinued if comparable benefits are obtained from a subsequent employer during the remaining Term of this Agreement.

     7.3 In the event the Executive's employment is terminated after the third anniversary of the Effective Date by the Executive for Good Reason or by the Company for any reason other than Cause, death of the Executive or Disability, the Company shall (i) pay the Executive, in addition to amounts payable under
Section 7.1 and 7.5, a lump sum cash payment to be made within thirty (30) days after the Date of Termination equal to the product of (A) the sum of (w)

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the higher of the Base Salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Base Salary in effect immediately prior to the date of the Notice of Termination plus (x) the higher of the annual cash incentive award that may be earned by the Executive if target performance levels are achieved in the year in which the Date of Termination occurs or the highest annual incentive award that was actually paid by the Company to the Executive for any year in the three preceding years, times (B) the greater of (y) one or (z) a fraction the numerator of which is the number of months (rounded up to the nearest whole month) remaining in the Term of this Agreement from the Date of Termination and the denominator of which is 12; and (ii) continue the benefits provided for in
Section 5.3 of this Agreement for the remaining Term of this Agreement, provided that such benefits shall be discontinued if comparable benefits are obtained from a subsequent employer during the remaining Term of this Agreement.

     7.4 In the event that the Executive's employment is terminated by the Executive for any reason other than death, Disability or Good Reason or is terminated by the Company for Cause, the Company shall pay the Executive any amounts due pursuant to Section 7.1 and 7.5 hereof and the Executive shall pay the Company: (i) a lump sum cash payment of $3,000,000 if such termination is prior to the second anniversary date of the Effective Date; or (ii) a lump sum cash payment of $1,500,000 if such termination is prior to the third anniversary date of the Effective Date;

     7.5 If the Executive's employment is terminated for any reason during the Term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits (other than severance compensation and benefits) to the Executive as such payments become due. Such normal post-termination compensation and benefits (other than severance compensation and benefits) shall be determined under, and paid in accordance with the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements (other than this Agreement), as applicable.

     7.6 (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, benefit, or distribution by the Company or its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment ("Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 7.6(c) hereof, all determinations required to be made under this Section 7.6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determinations, shall be made by the Company's principal outside accounting firm (the

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"Accounting Firm") which shall provide detailed supporting calculations both to the Board and the Executive within fifteen (15) business days after the Date of Termination and/or such earlier date(s) as may be requested by the Company or the Executive (each such date and the Date of Termination shall be referred to as a "Determination Date" for purposes of this Section 7.6(b) and Section 7.7 hereof). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 7.6(b), shall be paid by the Company to the Executive within thirty
(30) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm under this Section 7.6(b) shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7.6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of an Underpayment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

               (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest

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and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7.6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7.6(c) hereof, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's compliance with the requirements of Section 7.6(c) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 7.6(c) hereof, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid.

     7.7 The payments provided for in Section 7.6 hereof (other than Section 7.6(c) and (d)) shall be made not later than the thirtieth (30th) day following each Determination Date; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Executive, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the forty-fifth (45th) day after each Determination Date. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

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     8.   TERMINATION PROCEDURES.
          ----------------------

     8.1  NOTICE OF TERMINATION. During the Term of this Agreement, any
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purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, in the case of a termination by the Company for Cause or by the Executive for Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

     8.2  DATE OF TERMINATION. "Date of Termination," with respect to any
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purported termination of the Executive's employment during the Term of this
Agreement, shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by the Executive other than for Good Reason, the date specified in the Notice of Termination (which shall not be less than one hundred eighty (180) days after such Notice of Termination is given), (iii) if the Executive's employment is terminated by the Company for Cause, on the date that the Notice of Termination is sent by the Board in accordance with Section 8.1, and (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than sixty (60) days) after such Notice of Termination is given.

     9.   NO MITIGATION.
          -------------

     The Company agrees that, if the Executive's employment hereunder is terminated during the Term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company hereunder. Further, the amount of any payment or benefit provided for hereunder (other than pursuant to Section 7.2, 7.3, 7.4 or 7.6(d) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise, provided, that the proviso to Section 7.2(ii), Section 7.3(ii),
Section 7.4 and Section 7.6(d) shall apply.

     10.  CONFIDENTIALITY AND NONCOMPETITION.
          ----------------------------------

     10.1 The Executive shall not, during or after the Term of this Agreement, without the prior written consent of the Company disclose to any entity or person any information which is treated as confidential by the Company or any of their subsidiaries or affiliates (each, a

"Company Entity"), and is not generally known or available in to the public, provided, that the Executive may make disclosures of such confidential information (i) during the Term of this Agreement in the course of and to the extent required by and consistent with the performance of his duties hereunder, and (ii) to the extent required by law or legal process.

     10.2 Except as permitted by the Company with its prior written consent, the Executive shall not, during the Executive's employment with the Company and for the period ending twenty-four (24) months after the Executive's employment with the Company terminates for any reason, directly or indirectly, own, enter into the employ of or render, any services (whether as a consultant or otherwise) to any person, firm or corporation within the United States or any foreign country in which the Company is doing or is contemplating doing business on the Date of Termination which is a competitor of any Company Entity with respect to products which any Company Entity is then producing or services which any Company Entity is then providing (a "Competitor"), or approach, canvass, solicit, or otherwise endeavor to entice away from the Company, any customer in respect of any service or product in any way competitive with the services or products supplied by any Company Entity to such customer, or solicit the services of, or endeavor to entice away from the Company, any director, executive officer or employee of the Company; provided, that it shall not be a violation of this provision for the Executive to be employed by, or render services to, a Competitor, if the Executive renders those services only with respect to those lines of business of the Competitor which are not directly competitive with a line of business of any Company Entity or are located in any country in which the Company does not do business and was not contemplating doing business on the Date of Termination.

     10.3 The Executive acknowledges and agrees that any breach of this Section 10 by the Executive will result in immediate and irreparable harm to the Company, the amount of which will be extremely difficult to ascertain, and that the Buyer could not be reasonably or adequately compensated by damages in an action at law. For these reasons, the Company shall have the right to obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the Company against or on account of any breach by the Executive of the provisions of this Section 10 without proof of any actual damage caused to the Company.

     11.  SUCCESSORS; BINDING AGREEMENT.
          -----------------------------

     11.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, as the case may be, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement upon the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     11.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     12.  NOTICES.
          -------

     For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addressees set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

     To the Company:

     Armstrong Holdings, Inc.
     2500 Columbia Avenue
     Lancaster, PA 17603
     Attention:  Executive Vice President, Human Resources
     Telecopy:  717-396-6119

     To the Executive:

     At the Executive's residence address as maintained by the Company in the regular course of its business for payroll purposes.

     13.  MISCELLANEOUS.
          -------------

     If the Executive, in his capacity as a director, votes for, or in his capacity as an officer, approves in writing, any action that will adversely affect the Executive's rights under this Agreement, such vote or approval shall be deemed to constitute the Executive's consent to such action under this Agreement; otherwise, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officers as may be specifically designated by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement, provided that nothing contained herein shall be interpreted to amend or nullify those obligations of the Company and the Executive pursuant to the Change in Control Agreement and the Indemnification Agreement by and between the Company and the Executive, as the same may be amended from time to time. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled, except as otherwise provided in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to choice of law principles.

     All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. There shall be withheld from any payments provided for hereunder any amounts required to be withheld under federal, state or local law and any additional withholding amounts to which the Executive has agreed. The obligations under this Agreement of the Company or the Executive which by their nature and terms require satisfaction after the end of the Term shall survive such event and shall remain binding upon such party.

     14.  VALIDITY.
          --------

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     15.  COUNTERPARTS.
          ------------

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16.  SETTLEMENT OF DISPUTES; ARBITRATION.
          -----------------------------------

     All claims by the Executive for benefits under this Agreement shall be in writing and shall be directed to and initially determined by the Board. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. To the extent permitted by applicable law and subject to the right of the Company to seek equitable relief in a court pursuant to Section 10.3, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Allegheny County, Pennsylvania, in accordance with the rules for the resolution of employment law disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     17.  FEES AND EXPENSES.
          -----------------

     The Company shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive (i) in connection with his pre-signing review of this Agreement and the related Change in Control Agreement and Indemnification Agreement, and (ii) in disputing any termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder; provided, however, the Company shall not be required to pay to the Executive legal fees and expenses to the extent such legal fees and expenses were incurred in connection with a contest controlled by the Company pursuant to Section 7.6(c) hereof in connection with which the Company complied with its obligations under said Section 7.6(d). Such payments shall be made within thirty (30) business days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

     18.  OTHER AGREEMENTS.
          ----------------

     Simultaneously with the execution of this Agreement, the Company and the Executive shall enter into a Change in Control Agreement ("Change in Control Agreement") and a Indemnification Agreement ("Indemnification Agreement"), and forms of which are attached hereto as Exhibits A and B, respectively.

     19.  COORDINATION OF BENEFITS.
          ------------------------

     Notwithstanding anything in this Agreement to the contrary, if the Executive is paid "Severance Payments" under the Change in Control Agreement dated the date hereof between the Company and the Executive, in connection with a Change in Control (as defined therein), then this Agreement (including Section
10.2 hereof) shall forthwith terminate and the Executive shall not be entitled to the payment of any amounts under this Agreement other than pursuant to
Section 7.1 hereof (and any amounts theretofore paid to the Executive pursuant to Section 7.2 or 7.3 hereof shall be credited against any "Severance Payments" to which the Executive is entitled under said Change in Control Agreement).

     20.  DEFINITIONS.
          -----------

     For purposes of this Agreement, the following terms shall have the meaning indicated below:

     (a) "Base Salary" shall have the meaning stated in Section 5.1 hereof.

     (b) "Board" shall mean the Board of Directors of Armstrong Holdings, Inc.

     (c) "Cause" for termination by the Company of the Executive's employment, for purposes of this Agreement, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to
Section 8.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to fraud or embezzlement by the Executive, or (iii) the Executive's conviction (or entering into a plea bargain admitting guilt) of any felony, or (iv) a material breach by the Executive of this Agreement, including a violation of Section 10. For purposes of clauses (i) and
(ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company. In the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Common Stock" shall mean the common stock, par value $1.00 per share of the Company.

     (f) "Date of Termination" shall have the meaning stated in Section 8.2 hereof.

     (g) "Disability" shall be deemed the reason for the termination of this Agreement by the Company, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties hereunder for a period of six
(6) consecutive months, the Company shall have given the Executive Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

     (h) "Excise Tax" shall have the meaning stated in Section 7.6(a) hereof.

     (i) "Executive" shall mean the individual named in the first paragraph of this Agreement.

     (j) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (i) or (ii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial alteration in the nature or status of the Executive's responsibilities consistent with the title set forth in Section 4, unless the Executive has indicated to the Company his intention to terminate his employment prior to the end of the Term, and such assignment or alteration is made by the Board in good faith in order to facilitate a transition to successor management;

          (ii) any material breach of any provision of this Agreement by the Company;

          (iii) the relocation of the Executive's principal place of employment to a location more than 250 miles from the Executive's principal place of employment (unless such relocation is closer to the Executive's principal residence) or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

          (iv) a reduction by the Company in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior officers of the Company and all senior officers of any person in control of the Company; or

          (v) the failure by the Company to continue in effect any employee benefit plan or incentive compensation plan in which the Executive currently participates which is material to the Executive's total compensation, unless such plan or arrangement has been replaced by a new plan on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (k) "Gross-Up Payment" shall have the meaning stated in Section 7.6(a) hereof.

     (l) "Notice of Termination" shall have the meaning stated in Section 8.1 hereof.

     (m) "Severance Payments" shall mean those payments described in Section 7.2 and 7.3 hereof.

     (n) "Term" shall have the meaning stated in Section 3 hereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                       ARMSTRONG HOLDINGS, INC.

                       By:
                                ---------------------------
                                Name:  Douglas L. Boles
                                Title: Executive Vice President, Human Resources

                       The undersigned, Armstrong World Industries, Inc., agrees to be jointly and severally bound by the terms of this Agreement, including specifically with respect to the obligations of the Company hereunder.

                       ARMSTRONG WORLD INDUSTRIES, INC.

                       By:
                                ---------------------------
                                Name:  Douglas L. Boles
                                Title: Executive Vice President, Human Resources

                       EXECUTIVE

                       ---------------------------------
                       Michael D. Lockhart